Exhibit 4.2

[Face of Note]

CUSIP/ISIN 169905 AE6

5.750% Senior Note due 2022

No. [ ]	$[ ]

CHOICE HOTELS INTERNATIONAL, INC. promises to pay to [                    ] or registered assigns, the principal sum of [                    ] Dollars on July 1, 2022 [or such greater or lesser amount as may be indicated in Schedule A hereto.]*

Interest Rate:	5.750% per annum

Interest Payment Dates:	January 1 and July 1

Regular Record Dates:	December 15 and June 15

Additional provisions of this Note are set forth on the other side of this Note.

*	Include only if Note is issued in Global Note Form

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

CHOICE HOTELS INTERNATIONAL, INC.

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

AS GUARANTORS CHOICE HOTELS INTERNATIONAL SERVICES CORP.

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

CHOICE CAPITAL CORP.

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

SUBURBAN FRANCHISE SYSTEMS, INC.

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

SUBURBAN FRANCHISE HOLDING COMPANY, INC.

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

PARK LANE DRIVE HOTEL DEVELOPMENT, LLC

By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC

By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

DRY POCKET ROAD HOTEL DEVELOPMENT, LLC

By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

CSES, LLC

By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name: David L. White
Title: Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series designated therein referred to in the within mentioned Supplemental Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

[Reverse of 2022 Note]

5.750% Senior Note due 2022

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

*	Include only if Note is issued in Global Note Form

1.	Indenture

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.750% Senior Notes Due 2022 (herein called the “Notes,” which expression includes any further Notes issued pursuant to Section 2.4 of the Second Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of August 25, 2010 (herein called the “Original Indenture”), as supplemented by a supplemental indenture, dated as of June 27, 2012 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, CHOICE CAPITAL CORP., a corporation organized under the laws of Delaware, CHOICE HOTELS INTERNATIONAL SERVICES CORP., a corporation organized under the laws of Delaware, CSES, LLC, a limited liability company organized under the laws of Delaware, DRY POCKET ROAD HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, PARK LANE DRIVE HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, SUBURBAN FRANCHISE HOLDING COMPANY, INC., a corporation organized under the laws of Georgia, SUBURBAN FRANCHISE SYSTEMS, INC., a corporation organized under the laws of Georgia, as guarantors (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens and to enter into Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person (other than a merger of a subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.	Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on and of each year, commencing January 1, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2012. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3.	Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent, registrar and service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice to Holders. The Company may act as paying agent, registrar, co-registrar or service agent.

4.	Defaults and Remedies; Waiver

If an Event of Default (other than an Event of Default described in clauses (5) and (6) of Section 6.1 of the Original Indenture) with respect to the Notes shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clauses (5) and (6) of Section 6.1 of the Indenture occurs and is continuing, the principal amount of all Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such declaration of acceleration, but before a judgment or decree based on such declaration of acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such declaration of acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been remedied or waived as provided in the Indenture.

5.	Amendment

Modifications and amendments of the Indenture may be made by the Company and the Trustee without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of each affected Series of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby, (i) reduce the principal amount of any Notes issued under the Indenture whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest, including default interest, on any Note issued under the Indenture; (iii) reduce the principal of or change the Stated Maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes issued under the Indenture; (iv) reduce the amount payable upon the redemption of any Note issued under the Indenture or change the time at which such Notes may be redeemed, if applicable; (v) make any Note payable in money other than that stated in the Note; (vi) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes; (viii) waive a redemption payment with respect to any Note issued under the Indenture; (ix) make any change in the sections of the Indenture captioned “Waiver of Past Defaults” and “Rights of Holders to Receive Payment” or in the provisions described in this sentence; or (x) make any change in the Guarantees.

The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive compliance by the Company with certain covenants of the Indenture with respect to the Notes.

With respect to the Notes, notwithstanding the preceding paragraphs, without the consent of any Holder of such Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect, omission or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s obligations to Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would not materially adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; (vi) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (vii) to appoint a successor Trustee with respect to the Notes; or (viii) to add or change any of the provisions of the Indenture necessary to provide for the administration of the trusts in the Indenture by more than one Trustee.

6.	Change of Control

If a Change of Control Triggering Event occurs, and the Company has not previously exercised its option to redeem the Notes, each Holder will have the right to require that the Company repurchase all or a portion (equal to an integral multiple of $1,000) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

7.	Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.	Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.	Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.6 and 9.4 of the Original Indenture and Section 5.1 of the Second Supplemental Indenture).

The Company and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.2 of the Original Indenture and ending at the close of business on the day of such mailing; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

10.	Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue Additional Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first Interest Payment Date and the date from which interest will accrue, the issue date and issue price) so as to form a single Series with the Notes, but only if the Additional Notes are fungible with the Notes for U.S. federal income tax purposes.

11.	Optional Redemption

The Company may redeem the Notes, at its option, in whole or in part from time to time in integral multiples of $1,000 principal amount, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the date of maturity (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points; plus, in each case, accrued but unpaid interest on the Notes to, but not including, the redemption date. If any Note is to be redeemed pursuant to Section 2.9 of the Second Supplemental Indenture in part only, the principal amount of the Note that remains outstanding after the redemption in part shall be $2,000 or a higher integral multiple of $1,000.

12.	Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.	Guarantees

The payment by the Company of the principal of and interest on the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 5.1 of the Second Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.1 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial principal amount of this Note is U.S. $400,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized Signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in Global Note form.